OPTION AGREEMENT


         THIS OPTION AGREEMENT ("Option Agreement") is entered into by and between The Wistar Institute of Anatomy and Biology of Philadelphia, Pennsylvania (hereafter "Wistar"), and RhoMed Incorporated of Albuquerque, New Mexico (hereafter "RhoMed"), this 22nd day of August 1996.

         WHEREAS, RhoMed and Wistar were parties to an option agreement, dated June 29, 1987, that gave RhoMed an option to obtain an exclusive license to use monoclonal antibody cell line MCA-480 for purposes of making human diagnostic imaging products (the "Prior Option Agreement");

         WHEREAS, the Prior Option Agreement, as extended, expired on July 31, 1993, without execution of a license agreement;

         WHEREAS, RhoMed and Wistar renewed licensing discussions during the previous six months and have exchanged draft license terms; and

         WHEREAS, as an expression of good faith, RhoMed desires to secure an exclusive option for a limited period of time to facilitate continued negotiation of a license to the cell line.

         NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, Wistar and RhoMed agree as follows:

         1. Option Grant. Wistar hereby grants to RhoMed an exclusive option for the period of sixty (60) days from the date of this Option Agreement (the "Option Term") to enter into a license agreement for the cell line MCA-480. In order to exercise this option, RhoMed shall sign and deliver to Wistar prior to the sixty-first day after the date of this Option Agreement a license agreement acceptable to Wistar. Wistar and RhoMed will engage in good faith negotiations to complete a license agreement during the Option Term.

         2. Consideration for Option. In consideration of this option, RhoMed shall pay Wistar the nonrefundable sum of ten thousand dollars ($10,000) upon execution of this Option Agreement, by check made payable to "The Wistar Institute of Anatomy and Biology." The entire sum of ten thousand dollars ($10,000) will be fully credited against any license initiation fee (however called) required under a license agreement between the parties for the cell line MCA-480, but shall not be creditable against any other sums (including without limitation, royalties on sales of product) payable by RhoMed to Wistar thereunder.

         3. Termination of Option. Should Wistar and RhoMed fail to reach agreement on a license agreement for the cell line MCA- 480 prior to the end of the Option Term, this Option Agreement shall terminate without action of the parties and they shall have no further obligation to one another under this Option Agreement or otherwise.

         4. Governing Law. The laws of the Commonwealth of Pennsylvania shall govern this Option Agreement.

         5. Entire Agreement. This Option Agreement embodies the entire understanding of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements. No modification or amendment of this Option Agreement shall be valid and binding except by a writing signed by each of the parties.

         6. Notices. Any notices to be given by either party under this Option Agreement shall be given by overnight courier service or by registered or certified mail, addressed as follows:

                  If to Wistar:

                           The Wistar Institute of Anatomy and Biology
                           3601 Spruce Street
                           Philadelphia, Pennsylvania  19104
                           Attn:  Executive Vice President of Administration

                  If to RhoMed:

                           RhoMed, Inc.
                           4261 Balloon Park Road N.E.
                           Albuquerque, New Mexico  87109-5802
                           Attn:  Vice President

or such other address as the parties shall designate in writing. Such notice shall be deemed to have been given when received as indicated on the postal or courier receipt.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement as of the date first above written.



THE WISTAR INSTITUTE OF
ANATOMY AND BIOLOGY                                   RHOMED INC.

By: /S/                                      By: /S/ Charles L. Putnam
   --------------------                          ---------------------------

Title: President                             Title: Executive Vice President
      -----------------                             ------------------------